Filed Pursuant to Rule 424(b)(3)
Registration No. 333-190698

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.
SUPPLEMENT NO. 9, DATED NOVEMBER 6, 2014,
TO THE PROSPECTUS, DATED JANUARY 7, 2014

This prospectus supplement, or this Supplement No. 9, is part of the prospectus of American Realty Capital Hospitality Trust, Inc., or the Company, dated January 7, 2014, or the Prospectus, as supplemented by Supplement No. 1, dated March 5, 2014, or Supplement No. 1, Supplement No. 2, dated June 19, 2014, or Supplement No. 2, Supplement No. 3, dated June 25, 2014, or Supplement No. 3, Supplement No. 4, dated August 1, 2014, or Supplement No. 4, Supplement No. 5, dated September 4, 2014, or Supplement No. 5, Supplement No. 6, dated September 12, 2014, or Supplement No. 6, Supplement No. 7, dated September 18, 2014, or Supplement No. 7, and Supplement No. 8, dated September 30, 2014, or Supplement No. 8. This Supplement No. 9 supersedes and replaces certain information contained in the Prospectus, Supplement No. 1, Supplement No. 2, Supplement No. 3, Supplement No. 4, Supplement No. 5, Supplement No. 6, Supplement No. 7 and Supplement No. 8 and should be read in conjunction with the Prospectus and Supplement No. 8. This Supplement No. 9 will be delivered with the Prospectus and Supplement No. 8. Unless the context suggests otherwise, the terms “we,” “us” and “our” used herein refer to the Company, together with its consolidated subsidiaries.

The purposes of this Supplement No. 9 are to:

•	update certain operating information;
•	update the Cautionary Note Regarding Forward-Looking Statements section;
•	update disclosure relating to the management of our sub-property manager;
•	update disclosure relating to risk factors;
•	update disclosure relating to management and our Board of Directors in light of recent changes;
•	update disclosure relating to the management of our dealer manager;
•	update disclosure relating to our financial obligations;
•	update our prior performance information;
•	update the Summary of Our Operating Partnership Agreement section;
•	update the Plan of Distribution section; and
•	replace Appendix C-1 — Subscription Agreement.

i

OPERATING INFORMATION

Independence from Accounting Issues Identified by American Realty Capital Properties, Inc.

Since the announcement on October 29, 2014, by American Realty Capital Properties, Inc., or ARCP, a publicly-traded REIT previously sponsored by the parent of our sponsor, relating to certain ARCP accounting misstatements, our sponsor and our dealer manager have engaged in continuous dialogue with soliciting dealers through which our offering is distributed to clarify that ARCP is a separate publicly-listed company and is not affiliated with us, and we and ARCP have independent accounting teams and no overlapping accounting and control systems. Our sponsor and dealer manager believe that the independent broker-dealer community remains supportive of direct investment products sponsored by our sponsor, including our offering, and are providing soliciting dealers with requested information in order to maintain distribution relationships.

PROSPECTUS UPDATES

Cautionary Note Regarding Forward-Looking Statements

The following disclosure replaces in its entirety the disclosure under the heading “Cautionary Note Regarding Forward-Looking Statements” on page iv of the Prospectus.

“This prospectus contains forward-looking statements. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” “predicts” or “potential,” or by the negative of these words and phrases, or by similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Statements regarding the following subjects may be impacted by a number of risks and uncertainties which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements:

•	our use of the proceeds of this offering;
•	our ability to complete pending acquisitions of investment properties;
•	our business and investment strategy;
•	our ability to make investments in a timely manner or on acceptable terms;
•	current credit market conditions and our ability to obtain long-term financing for our property investments in a timely manner and on terms that are consistent with what we project when we invest in the property;
•	the effect of general market, real estate market, economic and political conditions, including the recent economic slowdown and dislocation in the global credit markets;
•	our ability to make scheduled payments on our debt obligations;
•	our ability to generate sufficient cash flows to make distributions to our stockholders;
•	the degree and nature of our competition;
•	the availability of qualified personnel at our advisor, our property manager, our sub-property manager and dealer manager;
•	our ability to qualify and maintain our qualification as a REIT; and
•	other subjects referenced in this prospectus, including those set forth under the caption “Risk Factors.”

The forward-looking statements contained in this prospectus reflect our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our common stock.

For more information regarding risks that may cause our actual results to differ materially from any forward-looking statements, see “Risk Factors.” We disclaim any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

This prospectus contains estimates and other statistical data that we obtained or derived from, or that we estimated in good faith based partly on, industry publications, surveys, forecasts and reports, governmental publications, reports by market research firms or other independent sources. Industry publications generally indicate that they have obtained their information from sources believed to be reliable, but do not guarantee the accuracy and completeness of their information. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. Although we have not independently verified the accuracy or completeness of the data contained in these industry publications and reports, based on our industry experience we believe that the publications are reliable and the conclusions contained in the publications and reports are reasonable.”

Prospectus Summary

The third paragraph of the question “Who is your property manager, your sub-property manager and what will their responsibilities be?” on page 4 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“The sub-property manager is managed by three officers: James Carroll, Edward Hoganson, and Pierre Donahue. Collectively, Messrs. Carroll, Hoganson and Donahue have 34 years of experience in the hospitality industry. These officers are subject to the oversight of our sub-property manager’s board of managers, which includes Nicholas S. Schorsch, William M. Kahane and Simón Pedro Barceló Vadell. Messrs. Schorsch and Kahane control AR Capital, LLC. For a more detailed discussion about our property manager and affiliated sub-property manager, see “Management — General — The Property Manager and The Sub-Property Manager.””

Risk Factors

The following risk factor in hereby inserted under the heading “Risk Factors—Risks Related to an Investment in American Realty Capital Hospitality Trust, Inc.” beginning on page 30 of the Prospectus.

“Recent disclosures made by American Realty Capital Properties, Inc., or ARCP, an entity previously sponsored by the parent of our sponsor, regarding certain accounting errors have led to the temporary suspension of selling agreements by certain soliciting dealers.

ARCP recently announced that its audit committee had concluded that the previously issued financial statements and other financial information contained in certain public filings should no longer be relied upon as a result of certain accounting errors that were not corrected after being discovered. These accounting errors resulted in the resignations of ARCP’s former chief financial officer and its former chief accounting officer. ARCP’s former chief financial officer is one of the non-controlling owners of the parent of our sponsor, but does not have a role in the management of our sponsor’s or our business.

As a result of this announcement, a number of broker-dealer firms that had been participating in the distribution of offerings of public, non-listed REITs sponsored directly or indirectly by the parent of our sponsor have temporarily suspended their participation in the distribution of those offerings, including ours. These temporary suspensions, as well as any future suspensions, could have a material adverse effect on our ability to raise additional capital. We cannot predict the length of time these temporary suspensions will continue, or whether such soliciting dealers will reinstate their participation in the distribution of our offering. See “— If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make and the value of your investment in us will fluctuate with the performance of the specific properties we acquire.””

Management

The following disclosure replaces in its entirety Mr. Kahane’s biography on pages 94 – 95 of the Prospectus under the heading “Management — General — Executive Officers and Directors.”

“William M. Kahane was appointed as a director in February 2014 and has served as our company’s chief executive officer and president since August 2013. Mr. Kahane has served as co-chief executive officer of our advisor and chief executive officer of our property manager since August 2013. Mr. Kahane has served as a member of the board of managers of our sub-property manager since August 2013. Mr. Kahane has served as a director of Phillips Edison — ARC Shopping Center REIT Inc., or PE-ARC, since December 2009. Mr. Kahane has also served as a director of New York REIT, Inc., or NYRT, since its formation in October 2009 and also served as president and treasurer of NYRT since its formation in October 2009 until March 2012. He has been active in the structuring and financial management of commercial real estate investments for over 35 years. Mr. Kahane served as an executive officer and director of American Realty Capital Trust, Inc., or ARCT, the ARCT advisor and the ARCT property manager from their formation in August 2007 until the close of ARCT’s merger with Realty Income Corporation in January 2013. Mr. Kahane currently serves as a director of American Realty Capital — Retail Centers of America, Inc., or ARC RCA, and the ARC RCA advisor since their formation in July 2010 and May 2010, respectively and also served as an executive officer of ARC RCA and the ARC RCA advisor until March 2012. Mr. Kahane currently serves as a director of American Realty Capital Healthcare Trust, Inc., or ARC HT, the ARC HT advisor and the ARC HT property manager since their formation in August 2010 and also served as an executive officer of ARC HT, the ARC HT advisor and the ARC HT property manager until March 2012. Mr. Kahane served as an executive officer of American Realty Capital Trust III, Inc., or ARCT III, the ARCT III advisor, and the ARCT III property manager from their formation in October 2010 until April 2012. Mr. Kahane served as an executive officer and director of American Realty Capital Daily Net Asset Value Trust, Inc., or ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager from their formation in September 2010 until March 2012. Mr. Kahane served as an executive officer and director of American Realty Capital Properties, Inc., or ARCP, and the ARCP advisor from their formation in December 2010 and November 2010, respectively, until March 2012. Mr. Kahane was reappointed as a director of ARCP in February 2013 and served as a director until June 2014. Mr. Kahane has served as a director of American Realty Capital Healthcare Trust II, Inc., or ARC HT II, since March 2013. Mr. Kahane has served as a director of Phillips Edison — ARC Grocery Center REIT II, Inc., or PE-ARC II, since August 2013. Mr. Kahane also has been the interested director of Business Development Corporation of America, or BDCA, since its formation in May 2010 and, until March 2012, was chief operating officer. Mr. Kahane has served as a director of RCS Capital Corporation, or RCS Capital, since February 2013, and served as chief executive officer of RCS Capital from February 2013 until September 2014. Mr. Kahane has served as a director of Cole Real Estate Income Strategy (Daily NAV), Inc. since February 2014 and served as a director of Cole Credit Property Trust, Inc. from May 2013 until February 2014. Mr. Kahane has served as a member of the investment committee of Aetos Capital Asia Advisors, a $3 billion series of opportunistic funds focusing on assets primarily in Japan and China, since 2008. Mr. Kahane began his career as a real estate lawyer practicing in the public and private sectors from 1974 to 1979 where he worked on the development of hotel properties in Hawaii and California. From 1981 to 1992, Mr. Kahane worked at Morgan Stanley & Co., specializing in real estate, including the lodging sector, becoming a managing director in 1989. In 1992, Mr. Kahane left Morgan Stanley to establish a real estate advisory and asset sales business known as Milestone Partners, which continues to operate and of which Mr. Kahane is currently the chairman. Mr. Kahane worked very closely with Nicholas Schorsch while a trustee at American Financial Realty Trust, or AFRT, (April 2003 to August 2006), during which time Mr. Kahane served as chairman of the finance committee of AFRT’s board of trustees. Mr. Kahane has been a managing director of GF Capital Management & Advisors LLC, or GF Capital, a New York-based merchant banking firm, where he has directed the firm’s real estate investments since 2001. GF Capital offers comprehensive wealth management services through its subsidiary TAG Associates LLC, a leading multi-client family office and portfolio management services company with approximately $5 billion of assets under management. Mr. Kahane was also on the board of directors of Catellus Development Corp., a NYSE growth-oriented real estate development company, where he served as chairman. Mr. Kahane received a B.A. from Occidental College, a J.D. from the University of California, Los Angeles Law School and an MBA from Stanford University’s Graduate School of Business.

We believe that Mr. Kahane’s current experience as a director of RCS Capital, ARC RCA, BDCA, NYRT, ARC HT, PE-ARC and PE-ARC II, his prior experience as an executive officer and director of RCS Capital, ARC DNAV, ARCT III and ARCT, his prior experience as chairman of the board of Catellus Development Corp. and his significant investment banking experience in real estate, make him well qualified to serve as a member of our board of directors.”

The following disclosure hereby replaces in its entirety the tenth, eleventh and twelfth paragraphs under the section “Management — General — The Property Manager and The Sub-Property Manager” on page 106 of the Prospectus.

“The actions of our sub-property manager are overseen by its board of managers, which is comprised of Nicholas S. Schorsch, William M. Kahane and Simón Pedro Barceló Vadell. For a description of the backgrounds of Messrs. Schorsch and Kahane, please see “Executive Officers and Directors.” A description of the background of Mr. Barceló is set forth below:”

The section titled “Management — General — Dealer Manager” on page 110 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Our dealer manager is a member firm of the Financial Industry Regulatory Authority, or FINRA. Our dealer manager was organized on August 29, 2007 for the purpose of participating in and facilitating the distribution of securities of real estate programs sponsored by American Realty Capital, its affiliates and its predecessors.

Our dealer manager provides certain wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It also may sell a limited number of shares at the retail level. The compensation we will pay to our dealer manager in connection with this offering is described in the section of this prospectus captioned “Management Compensation.” See also “Plan of Distribution — Dealer Manager and Compensation We Will Pay for the Sale of Our Shares.” Our dealer manager also serves as dealer manager for PE-ARC, ARC DNAV, ARC HT II, ARC RFT, PE-ARC II, ARC HOST, UDF V, ARC NYCR, ARC Global II, ARC HT III, AEP, BDCA and BDCA II.

Our dealer manager is owned by an entity which is under common control with the parent of our sponsor. Accordingly, Messrs. Schorsch, Kahane and Weil are indirect owners of our dealer manager. Our dealer manager is an affiliate of both our advisor and the property manager. See the section entitled “Conflicts of Interest” in this prospectus.

Name	Age	Position(s)
Edward M. Weil, Jr.	47	Chairman
William E. Dwyer III	56	Chief Executive Officer
Louisa Quarto	46	President
Michael Shuckerow	43	Chief Compliance Officer
Alex MacGillivray	52	Executive Vice President and National Sales Manager
Steve Rokoszewski	38	Executive Vice President

The backgrounds of Ms. Quarto and Messrs. Weil, Dwyer, Shuckerow, MacGillivray and Rokoszewski are described below:

Edward M. Weil, Jr. has served as chairman of our dealer manager since September 2013 and was the interim chief executive officer of our dealer manager from May 2014 until September 2014 and the chief executive officer of our dealer manager from December 2010 until September 2013. Mr. Weil served as president, chief operating officer, treasurer and secretary of ARC Global II, the ARC Global II advisor and the ARC Global II property manager from their respective formations in April 2014 to October 2014. Mr. Weil served as an executive officer of ARCT, the ARCT advisor and the ARCT property manager from their formation in August 2007 through March 2012. Mr. Weil has served as an executive officer of NYRT, the NYRT property manager and the NYRT advisor since their formation in October 2009. He has served as the executive vice president and secretary of the PE-ARC advisor since its formation in December 2009. Mr. Weil has served as an executive officer of ARC RCA and the ARC RCA advisor since their formation in July 2010 and May 2010, respectively. Mr. Weil has served as an executive officer of ARC HT, the ARC HT advisor and the ARC HT property manager since their formation in August 2010. Mr. Weil has served as a director of ARCT III beginning in February 2012 and as an executive officer of ARCT III, the ARCT III advisor and the ARCT III property manager from their formation in October 2010 until the close of ARCT III’s merger with ARCP in February 2013. Mr. Weil has served as an executive officer of the ARC DNAV advisor and the ARC DNAV property manager since their formation in September 2010, and served as a director of ARC DNAV from September 2010 to August 2014. Mr. Weil served as a director of ARCP from March 2012 until June 2014. Mr. Weil also served as an executive officer of ARCP from its formation in December 2010 until February 2013. Mr. Weil has been an executive officer of ARC Global, the ARC Global advisor and the ARC Global property manager from their formation in July 2011, July 2011 and January 2012, respectively, until October 2014 and served as a director of ARC Global from May 2012 to September 2014. Mr. Weil served as the president, chief operating officer, treasurer and secretary of ARCT IV, the ARCT IV advisor and the ARCT IV property manager from their formation in February 2012 until the close of ARCT IV’s merger with ARCP in January 2014. Mr. Weil served as a director of ARCT IV from January 2014 until the close of its merger with ARCP in January 2014. Mr. Weil has served as the president, treasurer and secretary of ARC HT II, the ARC HT II advisor and the ARC HT II property manager since their formation in October 2012, and served as their chief operating officer from October 2012 through March 2014. Mr. Weil served as the president, treasurer and secretary of ARC RFT and the ARC RFT advisor from November 2012 until January 2013. Mr. Weil has served as president, chief operating officer, treasurer and secretary of ARCT V, the ARCT V advisor and the ARCT V property manager since their formation in January 2013, and served as a director of ARCT V from January 2013 to September 2014. Mr. Weil has served as the executive vice president and secretary of the BDCA advisor since its formation in June 2010. Mr. Weil has served as chief executive officer and president of the general partner of AEP since its formation in October 2013. Mr. Weil has served as president, treasurer, secretary and a director of RCAP since February 2013 and as chief executive officer since September 2014. Mr. Weil has also served as treasurer and secretary of ARC NYCR, its advisor and property manager since April 2014 and previously served as chief operating officer of ARC NYCR, its advisor and property manager since their respective formations in December 2013. Mr. Weil has served as president, chief operating officer, treasurer and secretary of ARC RCA II, the ARC RCA II advisor and property manager since their respective formations in April 2014. Mr. Weil has served as president, chief operating officer, treasurer and secretary of ARC HT III, the ARC HT III advisor and property manager since their respective formations in April 2014. Mr. Weil was formerly the senior vice president of sales and leasing for AFRT from April 2004 to October 2006, where he was responsible for the disposition and leasing activity for a 33 million square foot portfolio of properties. Under the direction of Mr. Weil, his department was the sole contributor in the increase of occupancy and portfolio revenue through the sales of over 200 properties and the leasing of over 2.2 million square feet, averaging 325,000 square feet of newly executed leases per quarter. After working at AFRT, from October 2006 to May 2007, Mr. Weil was managing director of Milestone Partners Limited and prior to joining AFRT, from 1987 to April 2004, Mr. Weil was president of Plymouth Pump & Systems Co. Mr. Weil attended George Washington University. Mr. Weil holds FINRA Series 7, 24 and 63 licenses.

William E. Dwyer III has served as the chief executive officer of our dealer manager since September 2014. Mr. Dwyer joined our dealer manager from LPL Financial, where he held various positions from September 1992 to March 2013, including serving as President —National Sales from September 2009 to March 2013, where he was responsible for setting strategic direction for the management, satisfaction, retention and recruitment of the firm’s independent advisors. In addition, Mr. Dwyer has been a member of the Financial Services Institute since October 2005, including serving as its Chairman from January 2008 to December 2009. Mr. Dwyer was a member of the Private Client Services Committee at the Securities Industry and Financial Markets Association, or SIFMA, from January 2008 to December 2010, including serving as its Co-Chairman from January 2009 to December 2010, as well as a member of the Board of Directors of SIFMA from January 2009 to December 2012. He holds a Bachelor of Arts and Sciences degree from Boston College and holds FINRA Series 3, 7 and 63 licenses.

Louisa Quarto has served as the President of Realty Capital Securities LLC, our dealer manager, since September 2009. Ms. Quarto served as Senior Vice President and Chief Compliance Officer for our dealer manager from May 2008 until February 2009, as Executive Managing Director from November 2008 through July 2009 and Co-President from July 2009 through August 2009. Ms. Quarto also has been Senior Vice

President for American Realty Capital Advisors, LLC since April 2008. Ms. Quarto’s responsibilities for Realty Capital Securities include overseeing sales, national accounts, operations and compliance activities. From February 1996 through April 2008, Ms. Quarto was with W. P. Carey & Co. LLC and its broker-dealer subsidiary, Carey Financial LLC, beginning as an Associate Marketing Director in 1996, becoming Second Vice president in 1999, Vice President in 2000 and Senior Vice President in 2004. From July 2005 through April 2008 Ms. Quarto served as Executive Director and Chief Management Officer of Carey Financial where she managed relationships with the broker-dealers that were part of the CPA® REIT selling groups. Ms. Quarto earned a B.A. from Bucknell University and an M.B.A. in Finance and Marketing from The Stern School of Business at New York University. She holds FINRA Series 7, 63 and 24 licenses and is a member of the Investment Program Association’s, or IPA, Executive Committee, its Board of Trustees and serves as the IPA’s Treasurer and chair of its Finance Committee.

Michael Shuckerow has served as the chief compliance officer of our dealer manager since October 2014. In addition, he is currently a member of the Investment Adviser Association’s social media working group. Prior to joining our dealer manager, Mr. Shuckerow was Head of Distribution Compliance at Columbia Management from April 2008 until October 2014. From April 2005 until April 2008, Mr. Shuckerow served as Chief Compliance Officer and Senior Vice President of a multi-national joint-venture of Citigroup and State Street Bank. From April 2000 until April 2005, Mr. Shuckerow served as Associate General Counsel at UBS, as well as Deputy Chief Administrative Officer of its investment consulting division. Mr. Shuckerow earned a J.D. from St. John’s University School of Law and a B.S. from Northeastern University. He is admitted to the bar in New York and Connecticut and holds FINRA Series and 24 licenses.

Alex MacGillivray has served as the senior vice president and national sales manager of our dealer manager since June 2009. Mr. MacGillivray was promoted to Executive Vice President in January 2010. Mr. MacGillivray has over 20 years of sales experience and his current responsibilities include sales, marketing, and managing the distribution of all products offered by our dealer manager. From January 2006 to December 2008, he was a director of sales at Prudential Financial with responsibility for managing a team focused on variable annuity sales through numerous channels. From December 2003 to January 2006, he was a national sales manager at Lincoln Financial, overseeing a team focused on variable annuity sales. From June 1996 to October 2002, he was a senior sales executive at AXA Equitable, initially as division sales manager, promoted to national sales manager, and promoted again to chief executive officer and president of AXA Distributors, with responsibility for variable annuity and life insurance distribution. From February 1992 to May 1996, Mr. MacGillivray was a regional vice president at Fidelity Investments with responsibility for managing the sales and marketing of mutual funds to broker-dealers. While at Fidelity Investments, he was promoted to senior vice president and district sales manager in 1994. From October 1987 to 1990, Mr. MacGillivray was a regional vice president at Van Kampen Merritt where he represented mutual funds, unit investment trusts, and closed end funds. Mr. MacGillivray holds FINRA Series 7, 24 and 63 licenses.

Steve Rokoszewski joined the dealer manager in March 2009 as vice president, national sales desk manager, and is responsible for the hiring, training and the ongoing management of all the Realty Capital Securities internal wholesalers. In June 2010, Mr. Rokoszewski was promoted to senior vice president, and he was promoted to executive vice president in April 2012. Mr. Rokoszewski has over 12 years of experience in the financial services industry. Prior to joining Realty Capital Securities, he was Sales Desk Manager for KBS Capital Markets Group, or KBS, from November 2005 through February 2009. While at KBS, he participated in the development of a distribution company that raised over $1.2 billion in 2008. From March 2001 through October 2005, Mr. Rokoszewski served as AVP — Sales Desk Manager for MetLife Investors, where he led a team of 24 internal wholesalers who helped raise $1.1 billion in sales in 2004. From August 1998 through March 2001, Mr. Rokoszewski was a financial advisor at PaineWebber, Inc. He received a degree in International Relations from the University of Southern California and currently holds FINRA Series 7, 24 and 63 licenses.”

Description of Real Estate Investments

The second paragraph under the heading “Description of Real Estate Investments — Probable Acquisitions — Real Estate Agreement” as included in Supplement No. 8 is hereby replaced in its entirety with the following disclosure.

“We anticipate that the remaining $451 million of the contract purchase price will be satisfied by the issuance of preferred equity interests in two newly-formed Delaware limited liability companies, ARC Hospitality Portfolio I Holdco, LLC and ARC Hospitality Portfolio II Holdco, LLC, each of which will be an indirect subsidiary of the Company and an indirect owner of the Portfolio. The holders of the preferred equity interests are entitled to monthly distributions at a rate of 7.50% per annum for the first 18 months following closing and 8.00% per annum thereafter. On liquidation, the preferred equity interests will be entitled to receive their original value (as reduced by redemptions) prior to any distributions being made to us or our stockholders. After the earlier to occur of either (i) the date of repayment in full of currently outstanding unsecured obligations of our operating partnership in the original principal amount of approximately $63 million or (ii) the date the gross amount of equity proceeds received by us after the closing of the Portfolio exceeds $100 million, we will be required to use 35% of any equity offering proceeds to redeem the preferred equity interests at par, up to a maximum of $350 million for any 12-month period. We are also required in certain circumstances to apply debt proceeds to redeem the preferred equity interests at par. As of the end of the third year following the closing of the acquisition, we are required to have redeemed 50% of the preferred equity interests, and as of the end of the fourth year following the closing of the acquisition, we are required to redeem 100% of the preferred equity interests remaining outstanding at such time. In addition, we have the right, at our option, to redeem the preferred equity interests, in whole or in part, at any time at par. The holders of preferred equity interests will have certain customary consent rights over actions by us relating to the Portfolio. If we are unable to satisfy the redemptions requirements, the holders of preferred equity interests will have certain rights, including the ability to assume control of the operations of the Portfolio.”

The following disclosure is hereby added after the first paragraph under the heading “Description of Real Estate Investments — Financial obligations — Fee and Leasehold Assets Note” as included in Supplement No. 8.

“The Fee and Leasehold Assets Note has been amended as described below under “— Amended Notes.””

The following disclosure is hereby added after the first paragraph under the heading “Description of Real Estate Investments — Financial obligations — JV Note” as included in Supplement No. 8.

“The JV Note has been amended as described below under “— Amended Notes.””

The following disclosure hereby replaces in its entirety the disclosure set forth under the heading “Description of Real Estate Investments — Financial obligations — Amended Notes” as included in Supplement No. 8.

“On August 25, 2014, we, through our operating partnership, entered into a First Amendment to Promissory Notes, or the Amendment, with BCC to amend certain terms of the Fee and Leasehold Assets Note and the JV Note. Pursuant to the Amendment, our operating partnership and BCC agreed to (1) pool the Fee and Leasehold Assets Note and the JV Note into one combined note, or the Amended Note, with an outstanding principal amount of $63,074,056.52 to be governed by the terms set forth in the Fee and Leasehold Assets Note; (2) amend the maturity date such that the Amended Note will be due and payable, or the New Maturity Date, within ten business days after the date the Company raises $70.0 million in common equity excluding any common equity raised on or prior to the closing of the acquisition of the Portfolio pursuant to the Agreement, dated as of May 23, 2014, or the Equity Inns Closing; and (3) change the payment date of the $3.0 million payment by the operating partnership to BCC originally due on March 21, 2015 and the $500,000 payment by the operating partnership to BCC originally due on March 21, 2016, collectively referred to as the Payments, to the New Maturity Date. Prior to the Amendment, the maturity date of each of the Fee and Leasehold Assets Note and the JV Note was within ten business days after the date the Company raised $150.0 million in common equity without regard for the timing of the Equity Inns Closing. The Company believes the Amendment will provide it with greater flexibility to complete the Equity Inns Closing.

If the Equity Inns Closing does not occur prior to 11:59 PM EDT on March 31, 2015 the Amendment will become null and void, the operating partnership and BCC will once again become bound by the original terms of the Fee and Leasehold Assets Note and the JV Note, as applicable, and the payment dates of the Payments will revert back to March 21, 2015 and March 21, 2016, respectively.”

Prior Performance Summary

The following disclosure hereby replaces in its entirety the disclosure under the heading “Programs of Our Sponsor” as included in Supplement No. 8.

“Programs of Our Sponsor

American Realty Capital Trust, Inc.

American Realty Capital Trust, Inc., or ARCT, incorporated on August 17, 2007, was a Maryland corporation that qualified as a REIT. ARCT was formed to acquire a diversified portfolio of commercial real estate, primarily freestanding single-tenant properties net leased to credit worthy tenants on a long-term basis. In January 2008, ARCT commenced an initial public offering on a “best efforts” basis to sell up to 150.0 million shares of common stock, excluding 25.0 million shares issuable pursuant to a distribution reinvestment plan, offered at a price of $10.00 per share, subject to certain volume and other discounts. In March 2008, ARCT commenced real estate operations. ARCT’s initial public offering closed in July 2011, having raised $1.7 billion in gross proceeds from the sale of 179.4 million shares of common stock and incurred, cumulatively to that date, $198.0 million in offering costs, commissions and dealer manager fees for the sale of its common stock. ARCT operated as a non-traded REIT through February 29, 2012. Effective as of March 1, 2012, ARCT internalized the management services previously provided by American Realty Capital Advisors, LLC and its affiliates, as a result of which ARCT became a self-administered REIT managed full-time by its own management team, or the Internalization. Concurrent with the Internalization, ARCT listed its common stock on The NASDAQ Global Select Market under the symbol “ARCT,” or the Listing. In connection with the Listing, ARCT offered to purchase up to $220.0 million in shares of common stock from its stockholders, pursuant to a modified “Dutch Auction” cash tender offer, or the Tender Offer. As a result of the Tender Offer, in April 2012, ARCT had purchased 21.0 million shares of its common stock at a purchase price of $10.50 per share, for an aggregate cost of $220.0 million, excluding fees and expenses relating to the Tender Offer. On September 6, 2012, ARCT entered into an Agreement and Plan of Merger with Realty Income Corporation, a Maryland corporation and its subsidiary, which was subsequently amended on January 6, 2013. The merger was approved by both companies’ boards of directors and was subsequently approved by both companies’ stockholders on January 16, 2013. The merger closed on January 22, 2013, pursuant to which ARCT merged with and into a subsidiary of Realty Income Corporation and trading of ARCT’s shares was suspended at market close on that date. As of December 31, 2012, ARCT had total real estate investments, at cost, of $2.2 billion, comprised of 515 properties.

New York REIT, Inc.

New York REIT, Inc., or NYRT, a Maryland corporation, is the second publicly offered REIT sponsored by American Realty Capital. NYRT was incorporated on October 6, 2009 and qualified as a REIT beginning with the taxable year ended December 31, 2010. On November 12, 2009, NYRT filed its initial registration statement with the SEC, which became effective on September 2, 2010. NYRT had received aggregate gross offering proceeds of $17.0 million from the sale of 2.0 million shares from a private offering to “accredited investors” (as defined in Regulation D as promulgated under the Securities Act). On December 15, 2011, NYRT exercised its option to convert all its outstanding preferred shares into 2.0 million shares of common stock on a one-to-one basis. As of April 14, 2014, the day prior to NYRT’s listing on the New York Stock Exchange (`NYSE`), NYRT had received aggregate gross proceeds of $1.7 billion which includes the sale of 169.8 million shares of common stock in its public offering, $17.0 million from its private offering and $41.5 million from its distribution reinvestment plan. On April 15, 2014, NYRT listed its common stock on the NYSE under the symbol “NYRT,” or the NYRT Listing. In connection with the NYRT Listing, NYRT commenced an offer to purchase up to 23,255,814 shares of its common stock at a price equal to $10.75 per share or an aggregate of $250.0 million in shares of common stock from its stockholders. This offer closed on May 12, 2014 and NYRT purchased 14.2 million shares of its common stock at a purchase price of $10.75 per share, for an aggregate cost of $152.2 million, excluding fees and expenses relating to the offer. As of September 15, 2014, NYRT had 162.2 million shares of NYRT common stock outstanding, including restricted stock, converted preferred shares and shares issued under its distribution reinvestment plan. As of September 15, 2014, NYRT had total real estate-related assets of $2.5 billion, comprised of 23 properties and real estate-related assets. As of June 30, 2014, NYRT had incurred, cumulatively to that date, $174.9 million in selling commissions, dealer manager fees and offering costs for the sale of its common stock and $38.1 million for acquisition costs related to its portfolio of properties. On November 5, 2014, the closing price per share of NYRT was $10.96.

Phillips Edison — ARC Shopping Center REIT, Inc.

Phillips Edison - ARC Shopping Center REIT Inc., or PE-ARC, a Maryland corporation, is the third publicly offered REIT co-sponsored by American Realty Capital. PE-ARC was incorporated on October 13, 2009 and qualified as a REIT beginning with the taxable year ended December 31, 2010. On January 13, 2010, PE-ARC filed its registration statement with the SEC, which became effective on August 12, 2010. PE-ARC invests primarily in necessity-based neighborhood and community shopping centers throughout the United States with a focus on well-located grocery-anchored shopping centers that are well occupied at the time of purchase and typically cost less than $20.0 million per property. As of September 15, 2014, PE-ARC had received aggregate gross offering proceeds of $1.8 billion, which includes the sale of 180.6 million shares of common stock in its public offering and $67.2 million from its distribution reinvestment program. As of September 15, 2014, PE-ARC had acquired 130 properties and had total real estate investments at cost of $2.0 billion. As of June 30, 2014, PE-ARC had incurred, cumulatively to that date, $186.6 million in offering costs for the sale of its common stock and $34.6 million for acquisition costs related to its portfolio of properties.

American Realty Capital Healthcare Trust, Inc.

American Realty Capital Healthcare Trust, Inc., or ARC HT, a Maryland corporation, is the fourth publicly offered REIT sponsored by American Realty Capital. ARC HT was organized on August 23, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. On August 27, 2010, ARC HT filed its registration statement with the SEC, which became effective on February 18, 2011. As of April 6, 2014, the day prior to ARC HT’s listing on the NASDAQ Global Select Market (`NASDAQ`), ARC HT had received aggregate gross offering proceeds of $1.8 billion, which includes the sale of 174.3 million shares in its public offering and $80.0 million from its distribution reinvestment plan. On April 7, 2014, ARC HT listed its common stock on the NASDAQ under the symbol “HCT,” or the HCT Listing. In connection with the HCT Listing, ARC HT commenced an offer to purchase up to 13,636,364 shares of its common stock at a price equal to $11.00 per share or an aggregate of $150.0 million in shares of common stock from its stockholders. The offer closed on May 2, 2014 and ARC HT purchased 13.6 million of its common stock at a purchase price of $11.00 per share, for an aggregate cost of $150.0 million, excluding fees and expenses related to the offer. As of June 30, 2014, ARC HT had 169.3 million shares of its common stock outstanding, including restricted stock and shares issued under its distribution reinvestment plan. As of September 15, 2014, ARC HT had 169.3 million shares of its common stock outstanding, including restricted stock and shares issued under its distribution reinvestment plan. As of September 15, 2014, ARC HT owned 152 healthcare-related properties and one preferred equity investment, with an aggregate purchase price of $2.2 billion. As of June 30, 2014, ARC HT had incurred, cumulatively to that date, $197.5 million in offering costs for the sale of its common stock and $52.3 million for acquisition costs related to its portfolio of properties. On November 5, 2014, the closing price per share of ARC HT was $11.13.

American Realty Capital — Retail Centers of America, Inc.

American Realty Capital - Retail Centers of America, Inc., or ARC RCA, a Maryland corporation, is the fifth publicly offered REIT sponsored by American Realty Capital. ARC RCA was organized on July 29, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2012. On September 14, 2010, ARC RCA filed its registration statement with the SEC, which became effective on March 17, 2011. As of September 15, 2014, ARC RCA had received aggregate gross proceeds of $767.1 million, which includes the sale of 76.4 million shares in its public offering and $7.4 million from its distribution reinvestment plan. As of September 15, 2014, ARC RCA owned eleven properties with an aggregate purchase price of $340.7 million. As of June 30, 2014, ARC RCA had incurred, cumulatively to that date, $46.7 million in offering costs for the sale of its common stock and $3.8 million for acquisition costs related to its portfolio of properties.

American Realty Capital Daily Net Asset Value Trust, Inc.

American Realty Capital Daily Net Asset Value Trust, Inc. (formerly known as American Realty Capital Trust II, Inc.), or ARC DNAV, a Maryland corporation, is the sixth publicly offered REIT sponsored by

American Realty Capital. ARC DNAV was incorporated on September 10, 2010 and has elected to be taxed as a REIT beginning with the taxable year ended December 31, 2013. On October 8, 2010, ARC DNAV filed its registration statement with the SEC, which became effective on August 15, 2011.As of September 15, 2014, ARC DNAV had received aggregate gross proceeds of $24.4 million, which includes the sale of 2.3 million shares in its public offering and $0.9 million from its distribution reinvestment plan. As of September 15, 2014, ARC DNAV owned 14 properties with an aggregate base purchase price of $34.7 million. As of June 30, 2014, ARC DNAV had incurred, cumulatively to that date, $6.7 million in offering costs from the sale of its common stock and $0.9 million for acquisition costs related to its portfolio of properties.

American Realty Capital Trust III, Inc.

American Realty Capital Trust III, Inc., or ARCT III, a Maryland corporation, was the seventh publicly offered REIT sponsored by American Realty Capital. ARCT III was incorporated on October 15, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. On November 2, 2010, ARCT III filed its registration statement with the SEC, which became effective on March 31, 2011. As of February 28, 2013, ARCT III had received aggregate gross proceeds of $1.8 billion which included the sale of 174.0 million shares in its public offering and $31.9 million from its distribution reinvestment plan. As of February 28, 2013, ARCT III owned 533 single-tenant, freestanding properties and had total real estate investments, at cost, of $1.7 billion. As of December 31, 2012, ARCT III had incurred, cumulatively to that date, $196.5 million in offering costs for the sale of its common stock and $40.8 million for acquisition costs related to its portfolio of properties. On December 17, 2012, ARCT III and ARCP entered into an Agreement and Plan of Merger under which ARCP acquired all of the outstanding shares of ARCT III. The merger was approved by the independent members of both companies’ boards of directors and was subsequently approved by both companies’ stockholders on February 26, 2013. On February 26, 2013, ARCP stockholders approved the issuance of common stock in connection with the merger and ARCT III stockholders approved the merger. The merger closed on February 28, 2013, pursuant to which ARCT III merged with and into a subsidiary of ARCP. On March 1, 2013, in connection with the merger, ARCT III stockholders received their respective cash or stock consideration from ARCP, as elected, pursuant to terms of the Agreement and Plan of Merger.

American Realty Capital Properties, Inc.

American Realty Capital Properties, Inc., or ARCP, a Maryland corporation, is the eighth publicly offered REIT sponsored by American Realty Capital. ARCP was incorporated on December 2, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. On September 6, 2011, ARCP completed its initial public offering of 5.6 million shares of common stock. ARCP’s common stock is traded on The NASDAQ Global Select Market under the symbol “ARCP.” On November 2, 2011, ARCP completed an underwritten follow-on offering of 1.5 million shares of common stock. In addition, on November 7, 2011, ARCP closed on the underwriters’ overallotment option of an additional 0.1 million shares of common stock. On June 18, 2012, ARCP closed its secondary offering of 3.3 million shares of common stock. In addition, on July 9, 2012, ARCP closed on the underwriters’ overallotment option of an additional 0.5 million shares of common stock. On January 29, 2013, ARCP completed an underwritten public follow-on offering of 1.8 million shares of common stock and an additional 270,000 shares of common stock for the overallotment option of the underwriters. In January 2013, ARCP commenced its “at the market” equity offering under which ARCP has issued 553,300 shares of common stock. On February 28, 2013, ARCT III merged with and into a subsidiary of ARCP, pursuant to the Agreement and Plan of Merger entered into on December 17, 2012, under which ARCP acquired all of the outstanding shares of ARCT III. On March 1, 2013, in connection with the merger, ARCT III stockholders received, pursuant to terms of the Agreement and Plan of Merger, their respective cash or stock consideration from ARCP, as elected. On June 7, 2013, ARCP completed two private placement transactions through which it issued approximately 29.4 million shares of common stock and approximately 28.4 million shares of Series C convertible preferred stock. On November 12, 2013, ARCP closed on the two previously announced private placement transactions for the sale and issuance of approximately 15.1 million shares of common stock and approximately 21.7 million shares of a new Series D Cumulative Convertible Preferred Stock. Following the closing of ARCP’s merger with CapLease, Inc., ARCP converted all outstanding Series C Shares into shares of common stock. Pursuant to the limit in the Series C Articles Supplementary on the number of shares of common stock that could be issued upon conversion of Series C Shares, on November 12, 2013, ARCP converted 1.1 million Series C Shares into 1.4 million shares of common stock.

In aggregate, through December 31, 2013, ARCP had received $1.1 billion of proceeds from the sale of common and convertible preferred stock. As of December 31, 2013, ARCP owned 1,328 buildings, including properties purchased by ARCT III, freestanding properties and real estate investments, at a purchase price of $5.2 billion. On May 28, 2013, ARCP and CapLease, Inc., or CapLease, entered into an Agreement and Plan of Merger under which ARCP subsequently acquired all of the outstanding shares of CapLease. The merger was approved by both companies’ boards of directors and CapLease’s stockholders and closed on November 5, 2013. On July 1, 2013, ARCT IV and ARCP entered into an Agreement and Plan of Merger under which ARCP subsequently acquired all of the outstanding shares of ARCT IV. The merger was approved by both companies’ boards of directors and ARCT IV's stockholders and closed on January 3, 2014. Effective as of January 8, 2014, ARCP internalized the management services previously provided by American Realty Capital Advisors, LLC and its affiliates, as a result of which ARCP became a self-administered REIT managed full-time by its own management team. On October 22, 2013, ARCP entered into an Agreement and Plan of Merger with Cole Real Estate Investments, Inc., or Cole, under which ARCP subsequently acquired all of the outstanding shares of Cole. The merger was approved by both companies’ boards of directors and stockholders and closed on February 7, 2014.

On October 29, 2014, ARCP, a publicly-traded REIT previously sponsored by the parent of our sponsor, announced that its audit committee had concluded that the previously issued financial statements and other financial information contained in certain public filings, should no longer be relied upon. This conclusion was based on the preliminary findings of an investigation conducted by ARCP’s audit committee which concluded that certain accounting errors were made that were not corrected after being discovered, resulting in an overstatement of AFFO and an understatement of ARCP's net loss for the three and six months ended June 30, 2014. ARCP also announced the resignation of its chief financial officer, who is one of the non-controlling owners of the parent of our sponsor, but does not have a role in the management of our sponsor’s or our business. Although ARCP was previously sponsored by the parent of our sponsor, ARCP is a separate company that is no longer sponsored by the parent of our sponsor. The chairman of our board of directors is a director of ARCP. See “Management — General — Executive Officers and Directors” for more information. We and ARCP have independent accounting teams as well as separate and unique accounting systems, and no shared accounting resources.

American Realty Capital Global Trust, Inc.

American Realty Capital Global Trust, Inc., or ARC Global, a Maryland corporation, is the ninth publicly offered REIT sponsored by American Realty Capital. ARC Global was incorporated on July 13, 2011 and qualified as a REIT beginning with the taxable year ended December 31, 2013. On October 27, 2011, ARC Global filed its registration statement with the SEC, which was declared effective by the SEC on April 20, 2012. As of September 15, 2014, ARC Global had received aggregate gross proceeds of $1,748.8 million which includes the sale of 173.2 million shares in its public offering and $28.6 million from its distribution reinvestment plan. As of September 15, 2014, ARC Global owned 192 properties with an aggregate base purchase price of $1,388.9 million. As of June 30, 2014, ARC Global had incurred, cumulatively to that date, $180.3 million in offering costs for the sale of its common stock and $32.7 million for acquisition costs related to its property acquisitions.

American Realty Capital Trust IV, Inc.

American Realty Capital Trust IV, Inc., or ARCT IV, a Maryland corporation, was the tenth publicly offered REIT sponsored by American Realty Capital. ARCT IV was incorporated on February 14, 2012 and qualified as a REIT beginning with the taxable year ended December 31, 2012. On March 22, 2012, ARCT IV filed its registration statement with the SEC, which was declared effective by the SEC on June 8, 2012. As of December 31, 2013, ARCT IV had received aggregate gross proceeds of $1.8 billion which includes the sale of 70.2 million shares in its public offering and $21.0 million under its distribution reinvestment plan. As of December 31, 2013, ARCT IV owned 1,231 freestanding properties at an aggregate purchase price of $2.2 billion. As of December 31, 2013, ARCT IV had incurred, cumulatively to that date, $197.1 million in offering costs for the sale of its common stock and $55.7 million for acquisition costs related to its portfolio of properties. On July 1, 2013, ARCT IV and ARCP entered into an Agreement and Plan of Merger under which ARCP subsequently acquired all of the outstanding shares of ARCT IV. The merger was approved by both companies’ boards of directors and was subsequently approved by ARCT IV's stockholders on January 3, 2014. The merger closed on January 3, 2014, pursuant to which ARCT IV merged with and into a subsidiary of ARCP.

American Realty Capital Healthcare Trust II, Inc.

American Realty Capital Healthcare Trust II, Inc., or ARC HT II, a Maryland corporation, is the eleventh publicly offered REIT sponsored by American Realty Capital. ARC HT II was incorporated on October 15, 2012 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ended December 31, 2013. On October 31, 2012, ARC HT II filed its registration statement with the SEC, which was declared effective by the SEC on February 14, 2013. As of September 15, 2014, ARC HT II received aggregate gross proceeds of $2.0 billion, which includes the sale of 77.9 million shares in its public offering and $23.8 million from its distribution reinvestment plan. As of September 15, 2014, ARC HT II owned 67 properties with an aggregate purchase price of $556.9 million. As of June 30, 2014, ARC HT II had incurred, cumulatively to that date, $146.8 million in offering costs for the sale of its common stock and $3.7 million for acquisition costs related to its portfolio of properties.

ARC Realty Finance Trust, Inc.

ARC Realty Finance Trust, Inc., or ARC RFT, a Maryland corporation, is the twelfth publicly offered REIT sponsored by American Realty Capital. ARC RFT was incorporated on November 15, 2012 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ended December 31, 2013. On January 22, 2013, ARC RFT filed its registration statement publicly with the SEC, which was declared effective by the SEC on February 12, 2013. As of September 15, 2014, ARC RFT received aggregate gross proceeds of $260.6 million, which includes the sale of 10.4 million shares in its public offering and $2.6 million from its distribution reinvestment plan. As of September 15, 2014, ARC RFT had real estate mortgage debt investments with a total carrying value of $248.9 million and CMBS investments with a fair value of $30.6 million. As of June 30, 2014, ARC RFT had incurred, cumulatively to that date, $18.0 million in offering costs for the sale of its common stock.

American Realty Capital Trust V, Inc.

American Realty Capital Trust V, Inc., or ARCT V, a Maryland corporation, is the thirteenth publicly offered REIT sponsored by American Realty Capital. ARCT V was incorporated on January 22, 2013 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ended December 31, 2013. On March 6, 2013, ARCT V filed its registration statement publicly with the SEC, which was declared effective by the SEC on April 4, 2013. As of September 15, 2014, ARCT V received aggregate gross proceeds of $1.6 billion from the sale of 62.1 million shares in its public offering and $66.0 million from its distribution reinvestment plan. As of September 15, 2014, ARCT V owned 463 freestanding properties with an aggregate purchase price of $2.2 billion. As of June 30, 2014, ARCT V had incurred, cumulatively to that date, $173.7 million in offering costs for the sale of its common stock and $45.6 million for acquisition costs related to its portfolio of properties.

Phillips Edison — ARC Grocery Center REIT II, Inc.

Phillips Edison — ARC Grocery Center REIT II, Inc., or PE-ARC II, a Maryland corporation, is the fourteenth publicly offered REIT sponsored by American Realty Capital. PE-ARC II was incorporated on June 5, 2013 and intends to elect and qualify as a REIT beginning with the taxable year ending December 31, 2014 or its first year of material operations. On August 13, 2013, PE-ARC II filed its registration statement with the SEC, which was declared effective by the SEC on November 25, 2013. As of September 15, 2014, PE-ARC II received aggregate gross proceeds of $390.9 million from the sale of 15.7 million shares in a private placement. As of September 15, 2014, PE-ARC II owned eight properties at an aggregate purchase price of $116.4 million. As of June 30, 2014, PE-ARC II had incurred, cumulatively to that date, $29.0 million in offering costs for the sale of its common stock and $0.6 million in acquisition costs related to its portfolio of properties.

Business Development Corporation of America

The American Realty Capital group of companies also has sponsored Business Development Corporation of America, or BDCA, a Maryland corporation. BDCA was organized on May 5, 2010 and is a publicly offered specialty finance company which has elected to be treated as a business development company under the Investment Company Act. As of September 15, 2014, BDCA had raised gross proceeds of $1,562.2 million which includes the sale of 139.0 million shares in its public offering and $45.5 million from its distribution reinvestment plan. As of September 15, 2014, BDCA’s investments, at amortized cost, were $1.8 billion. As of June 30, 2014, BDCA had incurred, cumulatively to that date, $143.4 million in offering costs for the sale of its common stock.

American Energy Capital Partners, LP

The American Realty Capital group of companies also has sponsored American Energy Capital Partners, LP, or AEP, a Delaware limited partnership. AEP is American Realty Capital’s first oil and gas limited partnership and was organized on October 30, 2013. AEP was formed to acquire, develop, operate, produce and sell working and other interests in producing and non-producing oil and natural gas properties located onshore in the United States. AEP filed a registration statement with the SEC on December 13, 2013, which was declared effective on May 8, 2014. As of September 15, 2014, AEP had raised gross proceeds of $2.7 million which includes the sale of 0.1 million shares in its public offering. As of September 15, 2014, AEP had made no investments. As of June 30, 2014, AEP had incurred, cumulatively to that date, $1.6 million in offering costs relating to the sale of its limited partner interests.

American Realty Capital New York City REIT, Inc.

American Realty Capital New York City REIT, Inc., or ARC NYCR, a Maryland corporation, is the sixteenth publicly offered REIT sponsored by American Realty Capital. ARC NYCR was incorporated on December 19, 2013 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ending December 31, 2014 or its first year of material operations. On February 26, 2014, ARC NYCR filed its registration statement with the SEC, which became effective on April 24, 2014. As of September 15, 2014, ARC NYCR received aggregate gross proceeds of $290.4 million from the sale of 11.7 million shares in its public offering and $1.3 million from its distribution reinvestment plan. As of September 15, 2014, ARC NYCR owned two properties at an aggregate purchase price of $83.3 million. As of June 30, 2014, ARC NYCR had incurred, cumulatively to that date, $6.7 million in offering costs for the sale of its common stock.

United Development Funding Income Fund V

United Development Funding Income Fund V, or UDF V, a Maryland corporation, is the seventeenth publicly offered REIT co-sponsored by American Realty Capital and UDF Holdings L.P. UDF V was incorporated on October 1, 2013 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ending December 31, 2014 or the first year during which UDF V commences real estate operations. On February 26, 2014, UDF V filed its registration statement with the SEC, which became effective on July 25, 2014. UDF V was formed to generate current interest income by investing in secured loans and producing profits from investments in residential real estate. As of September 15, 2014, UDF V had raised aggregate gross proceeds of $0.2 million in a private placement. As of September 15, 2014, UDF V had made no investments. As of June 30, 2014, UDF V had incurred, cumulatively to that date, $3.8 million in offering costs from the sale of its common shares of beneficial interest.

American Realty Capital Healthcare Trust III, Inc.

American Realty Capital Healthcare Trust III, Inc., or ARC HT III, a Maryland corporation, is the eighteenth publicly offered REIT sponsored by American Realty Capital. ARC HT III was incorporated on April 24, 2014 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ending December 31, 2014. ARC HT III filed its registration statement with the SEC on May 28, 2014 and became effective on August 20, 2014. As of September 15, 2014, ARC HT III received aggregate gross proceeds of $0.2 million from the sale of 8,888 shares in a private placement. As of September 15, 2014, ARC HT III had not acquired any properties. As of June 30, 2014, ARC HT III had incurred, cumulatively to that date, $1.0 million in offering costs for the sale of its common stock.

American Realty Capital Global Trust II, Inc.

American Realty Capital Global Trust II, Inc., or ARC Global II, a Maryland corporation, is the nineteenth publicly offered REIT sponsored by American Realty Capital. ARC Global II was incorporated on April 23, 2014 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ending December 31, 2014 or its first year of material operations. On June 6, 2014, ARC Global II filed its registration statement with the SEC, which became effective on August 26, 2014. As of September 15, 2014, ARC Global II received aggregate gross proceeds of $0.2 million from the sale of 8,888 shares in a private placement. As of September 15, 2014, ARC Global II had not acquired any properties. As of June 30, 2014, ARC Global II had incurred, cumulatively to that date, $0.9 million in offering costs for the sale of its common stock.

American Realty Capital — Retail Centers of America II, Inc.

American Realty Capital — Retail Centers of America II, Inc., or ARC RCA II, a Maryland corporation, is the twentieth publicly offered REIT sponsored by American Realty Capital. ARC RCA II was incorporated on April 23, 2014 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ending December 31, 2014 or its first year of material operations. On June 9, 2014, ARC RCA II filed its registration statement with the SEC, which became effective on September 25, 2014. As of September 15, 2014, ARC RCA II received aggregate gross proceeds of $0.2 million from the sale of 8,888 shares in a private placement. As of September 15, 2014, ARC RCA II had not acquired any properties. As of June 30, 2014, ARC RCA II had incurred, cumulatively to that date, $1.0 million in offering costs for the sale of its common stock.

Business Development Corporation of America II

The American Realty Capital group of companies also has sponsored Business Development Corporation of America II, or BDCA II, a Maryland corporation. BDCA II was organized on April 17, 2014 and is a publicly offered specialty finance company which has elected to be treated as a business development company under the Investment Company Act. On July 15, 2014, BDCA II filed its registration statement with the SEC, which became effective on September 8, 2014. As of September 15, 2014, BDCA II received aggregate gross proceeds of $0.2 million from the sale of 22,222 shares in a private placement. As of September 15, 2014, BDCA II had not made any investments. As of June 30, 2014, BDCA II had incurred, cumulatively to that date, $1.0 million in deferred offering costs for the sale of its common stock.”

Summary of Our Operating Partnership Agreement

The following sentence replaces the third sentence under the heading “Special Limited Partner” on page 238 of the Prospectus.

“The special limited partner is entitled to receive subordinated distributions in connection with the sale of the assets of our operating partnership, upon a listing of our common stock on a national securities exchange, other liquidity events and the termination of the advisory agreement.”

Plan of Distribution

The following disclosure replaces the second paragraph below the table under the heading “Dealer Manager and Compensation We Will Pay for the Sale of Our Shares” on page 242 of the Prospectus.

“We or our affiliates also may provide permissible forms of non-cash compensation pursuant to FINRA Rule 2310(c) to registered representatives of our dealer manager and the selling group participants, such as:

•	an occasional meal, a ticket to a sporting event or the theater, or comparable entertainment which is neither so frequent nor so extensive as to raise any question of propriety and is not preconditioned on achievement of a sales target;
•	the national and regional sales conferences of our selected broker-dealers;
•	training and education meetings for registered representatives of our selected broker-dealers; and
•	gifts, such as golf shirts, fruit baskets, cakes, chocolates, a bottle of wine, or tickets to a sporting event, the value of which shall not exceed an aggregate of $100 per annum per participating salesperson, or be pre-conditioned on achievement of a sales target.

The value of such items of non-cash compensation to participating broker-dealers will be considered underwriting compensation in connection with this offering and will be paid from the dealer manager fee or reduce the dealer manager fee if paid directly by us or our advisor.”

Subscription Agreement

The form of subscription agreement contained in Appendix C-1 of the Prospectus is hereby replaced with the revised form of subscription agreement attached to this Supplement No. 9 as Appendix C-1. The revised form of subscription agreement supersedes and replaces the form of subscription agreement contained in the Prospectus.

Appendix C-1

AMERICAN REALTY CAPITAL
Hospitality Trust, Inc.

American Realty Capital Hospitality Trust, Inc.
SUBSCRIPTION AGREEMENT

EFFECTIVE NOVEMBER 6, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

AN INVESTMENT IN THE OFFERING DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR THE OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. IN ORDER TO EXECUTE THIS SUBSCRIPTION AGREEMENT, YOU AND THE CO-OWNER (AS APPLICABLE) MUST COMPLETE SECTION 6A OF THIS SUBSCRIPTION AGREEMENT.

IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

1

Please indicate which offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

NOCPs are available to registered associates and other employees of soliciting broker/dealers, ARC Hospitality and its affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details.

Investment

☐ **American Realty Capital Hospitality Trust, Inc. ("ARC Hospitality")**

▸ State in which sale was made: ______

☐ Initial Investment

☐ Additional Investment:

Acct# ______________

Investment Amount

$ ______________

▸ *$2,500 minimum investment*

▸ *$100 increments for additional investments*

Payment Method: Please indicate the method of payment below.

☐ Check Enclosed

☐ Subscription amount wired

☐ Check/funding being sent by other third party

Payment Instructions: Please follow the instructions outlined below.

- **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.
- **For all other investments:**
  - ▸ **For ARC Hospitality, make checks payable to:** American Realty Capital Hospitality Trust, Inc.

Note: Investment subject to suitability standards, see the corresponding Prospectus and Section 6 of this Subscription Agreement for details.

2 OWNERSHIP

IMPORTANT: Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

2a. Non-Custodial Ownership *(Non-Qualified)*

☐ **Individual** – *One signature required & initial.*

☐ **Joint Tenants with Right of Survivorship** – *All parties must sign & initial.*

☐ **Tenants in Common** – *All parties must sign & initial.*

☐ **Company or Corporation or Partnership** – *Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.*

☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA)** – *Owner and custodian signature required.*

State of ______ Custodian for ______________

☐ **Estate** – *Personal representative signature required.*

Name of Executor: ______________

Include a copy of the court appointment.

☐ **Qualified Pension or Profit Sharing Plan*** – *Trustee or custodian signature required. Include plan documents.*

Name of Trustee: ______________

☐ **Trust** – *Trustee(s) signature(s) and copy of trust document or trust certificate required.*

☐ **Transfer on Death**[(1)] – *Must complete separate Transfer on Death Registration Form.*

☐ **Other** (Specify) – ______________

Include title and signature pages.

2b. Custodial Ownership *(Qualified)*

☐ **Traditional IRA*** – *One signature required.*

☐ **Roll-Over IRA*** – *One signature required.*

☐ **Roth IRA*** – *One signature required.*

☐ **KEOGH Plan*** – *One signature required.*

☐ **Simplified Employee Pension/Trust (S.E.P.)***

☐ **Qualified Pension or Profit Sharing Plan*** – *Owner and custodian signature required.*

☐ **Other** (Specify) – ______________

**Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.*

(1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

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IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)* ______

Name of Custodian or Trustee ______

Mailing Address ______

City, State, Zip ______

Business Phone ______

Custodian/Trust/Business Entity Tax ID# ______

Account # ______

Name of Custodian or Other Administrator ______

4

IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner ______

Date of Birth ______

Social Security Number or Taxpayer ID # ______

Legal Address (No P.O. Boxes) ______

City, State, Zip ______

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. Taxpayers are required to complete the attached substitute IRS Form W-9 (the "Substitute Form W-9") in Section 6b. (If a foreign national is, in fact, a U.S taxpayer, complete the attached Substitute Form W-9.)

* If non-resident alien, investor must submit the appropriate IRS Form W-8 **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment.

Employer: ______ ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor ______

Entity Name ______

Date of Birth ______

Social Security Number or Taxpayer ID# ______

If Non-U.S. Citizen, specify Country of Citizenship ______

Mailing Address (if different than legal address) ______

City, State, Zip ______

Home Phone ______

Business Phone ______

Government ID: ***(Foreign Citizens only)*** *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ______ (City) ______ (State/Province) ______ (Country)

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required): ______

Account No. (required): ______

☐ Foreign national identity documents Bank Name (required): ______

Phone No. (required): ______

Number for the document checked above and country of issuance: ______

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

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5

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.[1]

Note: Qualified accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

Distributions

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Hospitality Trust, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*

☐ **Mail Check** to the address of record

☐ **Send to Custodial Account** listed in Section 3

☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

☐ **Automatic Purchase Plan:** Check this box if you wish to participate in the Automatic Purchase Plan ("APP"). A separate form is required to be completed to participate in APP.

** Alabama and New Jersey Investors cannot participate in the Automatic Purchase Plan.*

☐ **Volume Discount: To be completed by purchaser after discussion with broker-dealer.**

Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

1 *Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by American Realty Capital Hospitality Trust, Inc. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.*

2 *Alabama, New Jersey and Ohio investors cannot participate in the Distribution Reinvestment Plan feature that reinvests distributions into subsequent affiliated programs.*

3 *We request that an investor who elects to have distributions reinvested notify the applicable program and the broker-dealer in writing if at any time during his or her participation in the distribution reinvestment plan, there is any material change in the stockholder's financial condition or inaccuracy of any representation under the subscription agreement for such stockholder's initial purchase of our shares.*

4 *I/we authorize American Realty Capital Hospitality Trust, Inc. or its agent, American National Stock Transfer, LLC, by or through a third party provider, (collectively referred to as "Issuer") to deposit my/our distribution/dividend to my/our checking or savings account. This authority will remain in force until I/we notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my/our account, they are authorized to debit my/our account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.*

5a

Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner's checking or savings account or to a party other than the registered owner.

Name of Third Party Financial Institution ____________________

Mailing Address ____________________

City, State, Zip ____________________

Account # ____________________

Bank's ABA/Routing # ____________________

☐ **Checking Account** *(must enclose voided check)* ☐ **Savings Account** *(subject to bank verification)*

ELECTRONIC DELIVERY ELECTION

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications, and signing below where indicated:

☐ **American Realty Capital Hospitality Trust, Inc.**

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering's respective Web site and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following: **(a)** I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. **(b)** I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. **(c)** I acknowledge that I may receive at no cost from American Realty Capital Hospitality Trust, Inc. a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. **(d)** I acknowledge that if the e-mail notification is returned to American Realty Capital Hospitality Trust, Inc. as "undeliverable", a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if American Realty Capital Hospitality Trust, Inc. is unable to obtain a valid e-mail address for me, American Realty Capital Hospitality Trust, Inc. will resume sending a paper copy of its filings by U.S. mail to my address of record. **(e)** I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday.

Owner Signature ______________________________ Date (mm/dd/yyyy) ____________

Co-Owner Signature (if applicable) ______________________________ Date (mm/dd/yyyy) ____________

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

My e-mail address is ______________________________

Your e-mail address will be held in confidence and used only for matters relating to your investments.

EFFECTIVE NOVEMBER 6, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

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EFFECTIVE NOVEMBER 6, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

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IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Investors' ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at any time and individual requests for redemption may not be honored. Investors may not be able to sell their shares.

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; or I/we have a net worth *(excluding home, home furnishings and automobiles)* of at least $250,000; or such higher suitability Standard as may be required by certain states and set forth in the Prospectus and in this Section 6. In the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.		
I/we have received the final prospectus of ARC Hospitality at least five (5) business days prior to the date of this subscription agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC Hospitality, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Alabama residents only: In addition to the general suitability requirements described above, shares will only be sold to an Alabama resident that represents that he or she has a liquid net worth of at least 10 times the amount of their investment in the ARC Hospitality real estate investment program and its affiliates. Note that Alabama investors cannot participate in the DRIP feature that reinvests distributions into subsequent affiliated programs or ARC Hospitality Automatic Purchase Plan.		
California residents only: In addition to the general suitability requirements described above, a California investors' maximum investment in the ARC Hospitality will be limited to 10% of the investor's net worth (exclusive of home, home furnishings and automobiles).		
Iowa residents only: The maximum investment allowable in ARC Hospitality and its affiliates is 10% of an Iowa investor's liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARC Hospitality and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kentucky residents only: An investor must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in ARC Hospitality not to exceed 10% of the Kentucky investor's liquid net worth.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Hospitality offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Massachusetts residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A Massachusetts investor's aggregate investment in ARC Hospitality and in other illiquid direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets, exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Michigan residents only: The maximum investment allowable in ARC Hospitality for a Michigan investor is 10% of his or her net worth.		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth may be invested in ARC Hospitality shares registered for the offering with the Missouri Securities Division.		
Nebraska residents only: An investor must have either (a) a net worth of $100,000 and an annual income of $70,000 or (b) a minimum net worth of $350,000. The investor's maximum investment in ARC Hospitality and its affiliates cannot exceed 10% of the investor's net worth.		
New Jersey residents only: An investor must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor's investment in ARC Hospitality, its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development programs, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth. Note that New Jersey investors cannot participate in the DRIP feature that reinvests distributions into subsequent affiliated programs or ARC Hospitality Automatic Purchase Plan.

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6b Continued

Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9 *(Continued)*

The following codes identify payees that are exempt from backup withholding:

1 – An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)
2 – The United States or any of its agencies or instrumentalities
3 – A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities
4 – A foreign government or any of its political subdivisions, agencies, or instrumentalities
5 – A corporation
6 – A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States
7 – A futures commission merchant registered with the Commodity Futures Trading Commission
8 – A real estate investment trust
9 – An entity registered at all times during the tax year under the Investment Company Act of 1940
10 – A common trust fund operated by a bank under section 584(a)
11 – A financial institution
12 – A middleman known in the investment community as a nominee or custodian
13 – A trust exempt from tax under section 664 or described in section 4947

For interest and dividends, all listed payees are exempt except payees listed in category 7. For broker transactions, payees listed in categories 1 through 4 and 6 through 11 and all C corporations are exempt. For broker transactions, S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Exempt payees described above should complete the Substitute Form W-9 to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER AND ANY APPLICABLE EXEMPT PAYEE CODE, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Exemption from FATCA Reporting Code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)
B – The United States or any of its agencies or instrumentalities
C – A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities
D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)
E – A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)
F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state
G – A real estate investment trust
H – A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940
I – A common trust fund as defined in section 584(a)
J – A bank as defined in section 581
K – A broker
L – A trust exempt from tax under section 664 or described in section 4947(a)(1)
M – A tax exempt trust under a section 403(b) plan or section 457(g) plan

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

- *Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.*
- *Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.*
- *Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.*
- *Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.*

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

EFFECTIVE NOVEMBER 6, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

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